EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 3) of our report dated March 14, 2007 with respect to the financial statements of Jobsinsite, Inc. for the years ended December 31, 2006 and 2005, and to the reference to our Firm under the caption “Experts” in the prospectus.

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Paritz & Company, P.A.

Hackensack, New Jersey

June 22, 2007